UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2003

ALLIN CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State of other jurisdiction of incorporation)	0-21395 (Commission File Number)	25-1795265 (IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania (Address of principal executive offices)	15220 (Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant’s Certifying Accountant.

As previously reported, on April 2, 2003, Hill, Barth & King LLC notified Allin Corporation (the “Company”) that it would not be able to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003. Hill, Barth & King LLC indicated that it probably would not register with the Public Company Accounting Oversight Board. Such registration is required by October 2003 for accountants serving as independent auditors for publicly owned companies. Hill, Barth & King LLC, however, indicated that it would continue to, and did, provide review services for the first quarter of 2003. On May 29, 2003, the Company dismissed Hill, Barth & King, LLC as its independent auditors after the Company’s Audit Committee approved the appointment of a new independent auditor.

Hill, Barth & King LLC was engaged by the Company on April 4, 2002 to serve as the Company’s independent auditors for the fiscal year ended December 31, 2002. Prior to such time, Arthur Andersen LLP served as the Company’s independent auditors. The report of Hill, Barth & King LLC on the Company’s financial statements for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit for the most recent fiscal year and since such time through the date of dismissal, there have been no disagreements with Hill, Barth & King LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Hill, Barth & King LLC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K (17 C.F.R. §229.304(a)(1)(v)) (“Reportable Events”), occurred during such period. In general, such Reportable Events relate to situations in which the auditors have raised unresolved issues relating to the fairness or reliability of the financial statements or of management’s representations or to the scope of the audit.

The Company has requested that Hill, Barth & King LLC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the Hill, Barth & King LLC letter to the Securities and Exchange Commission is filed as an exhibit to this Form 8-K.

Also, as previously reported, on May 29, 2003, the Audit Committee of the Company’s Board of Directors approved the engagement of Malin, Bergquist & Company, LLP as independent accountants for the Company for the current fiscal year ending December 31, 2003. The Audit Committee also approved the engagement of Malin, Bergquist & Company, LLP as independent accountants for the two subsequent fiscal years ending December 31, 2004 and 2005, subject to annual review and re-approval by the Audit Committee and ratification by the stockholders of the Company on an annual basis. Malin, Bergquist & Company, LLP’s proposal for services encompassed a three-year period. During the Company’s two most recent fiscal years and since that time, neither the Company nor anyone acting on its behalf has consulted Malin, Bergquist & Company, LLP regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and there have been no disagreements with Malin, Bergquist & Company, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In addition, no Reportable Events (as defined above) occurred during such period.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

16.	Letter from Hill, Barth & King LLC regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf in Pittsburgh, Pennsylvania by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated: June 13, 2003	By:	/s/ DEAN C. PRASKACH
Dean C. Praskach Chief Financial Officer

Exhibit Index

16.	Letter from Hill, Barth & King LLC regarding change in certifying accountant.